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                                                                   EXHIBIT 10.15




                        TELECOMMUNICATION SYSTEMS, INC.
                             1997 STOCK OPTION PLAN

                               OPTIONEE AGREEMENT


         Incentive Stock Option No.  1 .
                                   ----

         No. of shares subject to Option:   241,935 .
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         This AGREEMENT dated this 1st day of October, 1997 (the "Option
Date"), between TeleCommunication Systems, Inc., a Maryland corporation, (the "Company") and Drew A. Morin (the "Optionee").

                              W I T N E S S E T H:

         1. Grant of Option. Pursuant to the provisions of the Company's 1997 Stock Option Plan (the "Plan"), the Company hereby grants to the Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Company all or any part of an aggregate of 241,935 shares of non-voting Common Stock at the purchase price of 07/100 Dollars ($.07) per share (the "Option").

         2. Exercise of Option. (a) The right and option granted pursuant to this Agreement may be exercised (subject to the conditions herein) as follows:

                 (i) On and after October 1, 1998, the Optionee shall be entitled to purchase up to 100 percent of the shares of non-voting Common Stock subject to this Agreement, which right shall end on the Termination Date occurrence;

                 (ii) On and after October 1, 1999, the Optionee shall be entitled to purchase up to an additional N/A percent of the shares of non-voting Common Stock subject to this Agreement, which right shall end on the Termination Date occurrence;

                 (iii) On and after October 1, 2000, the Optionee shall be entitled to purchase up to an additional N/A percent of the shares of non-voting Common Stock subject to this Agreement, which right shall end on the Termination Date occurrence;

                 (iv) On and after October 1, 2001, the Optionee shall be entitled to purchase up to an additional N/A percent of the shares of non-voting Common Stock subject to this Agreement, which right shall end on the Termination Date occurrence;

                 (v) On or after October 1, 2002, the Optionee shall be entitled to purchase up to an additional N/A percent of the shares of non-voting Common Stock subject to this Agreement, which right shall end on the Termination Date occurrence; and





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                 (vi) The Optionee's right to exercise all or any  portion of the Option not previously exercised hereunder shall terminate on November 30, 2007 (the "Termination Date"), occurrence.

                 (b) No option may be exercised unless the Optionee is at the time of such exercise an employee of the Company or an Affiliate, or any person who provides services to the Company or an Affiliate; provided, however, that if the Optionee's employment is terminated by the Company or an Affiliate without "cause", the Optionee shall have a period of ninety (90) days from the date of such termination to exercise this Option. For purposes of this Agreement, the term "cause" shall mean, as determined by the Board in its sole discretion, (A) the willful commission by the Optionee of a criminal or other act that causes or is likely to cause substantial economic damage to the Company or an Affiliate or substantial injury to the business reputation of the Company or an Affiliate; (B) the commission by the Optionee of an act of fraud in the performance of such Optionee's duties on behalf of the Company or an Affiliate; or (C) the continuing willful failure of the Optionee to perform the duties of such Optionee to the Company or an Affiliate (other than such failure resulting from the Optionee's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Optionee by the Board. For purposes of this Agreement, no act, or failure to act, on the Optionee's part shall be considered "willful" unless done or omitted to be done by the Optionee not in good faith without reasonable belief that the Optionee's action or omission was in the best interest of the Company or an Affiliate. Absence or leave approved by the Administrator shall not be considered an interruption of continuous employment for any purpose under the Plan. Subject to the foregoing, the purchase rights represented by this Option are exercisable at the option of the Optionee, from time to time, prior to the Termination Date occurring; provided, however, that such purchase rights shall not be exercisable until the Company has converted for tax purposes from an "S" corporation to a "C" corporation, and that such rights shall not be exercisable with respect to a fraction of a share of non-voting Common Stock.





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                 (c)  This Option may be exercised in whole or in part as
provided herein by presentation and surrender an executed Exercise Notice (in the form attached hereto as Exhibit 1) evidencing the Optionee's election to purchase shares pursuant to the Option, and the number of such shares, and accompanied by the purchase price for the number of shares for which the Option is being exercised.

                 (d) To the extent that this Option is not exercised prior to the Termination Date, it shall automatically expire immediately prior to the Termination Date and the rights of the Optionee hereof shall become null and void and of no effect.

         3. Definitions. Capitalized terms contained in this Agreement that are not otherwise defined in the Agreement have the same meaning as they are given in the Plan.

         4. Terms and Conditions. It is understood and agreed that the Option evidenced hereby is subject to the terms and conditions set forth in the Plan, including without limitation the exercisability and forfeiture of the Option and restrictions on transfer.

         5. Rights as a Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares of non-voting Common Stock issuable or transferable upon exercise thereof until the issuance of the stock certificates evidencing such shares of Common Stock.

         6. No Right to Continued Employment. This Agreement shall not be construed as giving the Optionee any right to be retained in the employ or service of the Company or an Affiliate or to affect or limit in any way the right of the Company to terminate the employment or service of the Optionee at any time with or without assigning a reason therefor.

         7. Compliance with Law and Regulations. This Option and the obligation of the Company to sell and deliver shares hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as the administrator may deem it necessary or advisable.

         8. Optionee Bound by Plan. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

         9. Notice. Any notice hereunder to the Company shall be addressed to it at its offices, TeleCommunication Systems, Inc., 275 West Street, Annapolis, Maryland 21401, Attention: Chief Financial Officer, and any notice hereunder to the Optionee shall be addressed to him or her at 1008 Howard Grove View, Davidsonville, MD 21035, subject to the right of either party to designate at any time hereafter in writing some other address.





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         IN WITNESS WHEREOF, TeleCommunication Systems, Inc. has caused this
Agreement to be executed by its officer and the Optionee has executed this Agreement, as of the day and year first above written.

                           TELECOMMUNICATION SYSTEMS, INC.

                   By: /s/ Thomas M. Brandt, Jr.
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                   Name:   Thomas M. Brandt, Jr.
                   Title:  Sr. Vice President & Chief Financial Officer

                   /s/ Drew A. Morin
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                   Drew A. Morin, Optionee






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                                                                       EXHIBIT 1

TeleCommunication Systems, Inc.
275 West Street
Annapolis, Maryland  21401


                          Re: Exercise of Stock Option

Gentlemen:

I hereby exercise the Option granted to me under the Stock Option Agreement dated October 1, 1997, to purchase 241,935 shares of TeleCommunication Systems, Inc. Class B non-voting common stock, $0.01 par value per share (the "Common Stock"), with respect to _______ shares of non-voting Common Stock for an aggregate purchase price of $_________. As consideration for such shares, I have enclosed payment in the amount of $__________.

         Please issue in my name and send the certificates representing the shares purchased by my exercise of this Option to me at the address indicated below.

Date:
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                                           Optionee,  Drew A. Morin
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                                                   Address





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